Exhibit 99.1

Envestnet Reports First Quarter 2016 Financial Results

Chicago, IL — May 5, 2016 — Envestnet (NYSE: ENV), a leading provider of unified wealth management technology and services to financial advisors, today reported financial results for its first quarter ended March 31, 2016.

Key Financial Metrics	Three Months Ended March 31,		%
(in millions except per share data)	2016	2015	Change

Adjusted Revenues(1)	$132.0	$96.5	37%
Adjusted EBITDA(1)	$19.2	$16.8	14%
Adjusted Net Income per Share(1)	$0.18	$0.22	(18%)

Financial Results for the First Quarter of 2016 Compared to the First Quarter of 2015:

•                  Adjusted Revenues(1) increased 37% to $132.0 million for the first quarter of 2016 from $96.5 million for the first quarter of 2015. Total revenues also increased 37% to $131.8 million for the first quarter of 2016 from $96.5 million for the first quarter of 2015.

•                  Operating expenses increased 61% to $144.6 million in the first quarter of 2016 from $89.8 million in the first quarter of 2015. Cost of revenues increased 4% to $40.2 million in the first quarter of 2016 from $38.7 million in the first quarter of 2015.

•                  Adjusted EBITDA(1) increased 14% to $19.2 million for the first quarter of 2016, compared to $16.8 million for the first quarter of 2015.

•                  Adjusted Net Income(1) was $7.8 million, or $0.18 per diluted share, for the first quarter of 2016, compared to $8.4 million, or $0.22 per diluted share, for the first quarter of 2015.

•                  Net income (loss) attributable to Envestnet, Inc. was ($11.0) million, or ($0.26) per diluted share, for the first quarter of 2016, compared to $2.5 million, or $0.07 per diluted share, for the first quarter of 2015.

•                  Recurring revenue was 96% of total revenue for the first quarter of 2016, compared to 99% for the first quarter of 2015. Recurring revenue mix was 66% in AUM/A revenue and 34% in subscription and licensing revenue for the first quarter of 2016, compared to 85% in AUM/A revenue and 15% in subscription and licensing revenue for the first quarter of 2015.

“First quarter results reflect ongoing support and growth among our advisors and financial institutions, adding over 2,000 advisors to the platform and increasing subscription and licensing revenue to over $43 million,” said Jud Bergman, Chairman and CEO.

“Our product development teams have been fully engaged on the integration of data aggregation and financial planning capabilities into the Envestnet platform portals, delivering the preeminent enabling technology in wealth management, empowering the essential advisor of the future with a deeply integrated end-to-end platform and enabling advisors and financial institutions to deliver better financial outcomes for their clients,” concluded Mr. Bergman.

SEGMENT RESULTS

Envestnet

Financial Results for the First Quarter of 2016

•      Adjusted revenues(1) increased 7% to $103.2 million for the first quarter of 2016 from $96.5 million for the first quarter of 2015.

•                  Adjusted EBITDA(1) was $19.6 million for the first quarter of 2016, consistent with the first quarter of 2015.

Key Operating Metrics (AUM/A Only) as of and for the Quarter Ended March 31, 2016:

•                  Assets: $303.0 billion, up 18% from March 31, 2015

•                  Accounts: 1,402,822, up 40% from March 31, 2015

•                  Advisors: 35,718, up 23% from March 31, 2015

•                  Gross sales: $26.5 billion, resulting in net flows of $10.6 billion

The following table summarizes the changes in AUM and AUA for the quarter ended March 31, 2016:

In Millions Except Accounts	12/31/2015	Gross Sales	Redemp-tions	Net Flows	Market Impact	3/31/2016

Assets under Management (AUM)	$92,559	$7,274	$(5,279)	$1,995	$935	$95,489
Assets under Administration (AUA)	197,177	19,237	(10,659)	8,578	1,782	207,537
Total AUM/A	$289,736	$26,511	$(15,938)	$10,573	$2,717	$303,026

Fee-Based Accounts	1,298,179			104,643		1,402,822

The above AUM/A gross sales figures include $2.1 billion in new client conversions. The Company onboarded an additional $8.1 billion in licensing conversions during the first quarter, bringing total conversions for the quarter to $10.2 billion.

Envestnet | Yodlee

Financial Results for the First Quarter of 2016

•      Adjusted revenues(1) were $28.9 million for the period.

•                  Adjusted EBITDA(1) was $3.0 million for the period.

Non-Segment

Non-segment expenses totaled $8.3 million for the first quarter of 2016, up from $3.1 million for the first quarter of 2015. Non-segment expenses were 6% of consolidated operating expenses for the first quarter of 2016, compared to 3% of consolidated operating expenses for the first quarter of 2015.  The increase in expense was primarily due to an increase in non-cash compensation expense, an increase in restructuring and transaction related costs, and a decrease in fair market value adjustments to contingent consideration.

Cash Flow and Financial Position

At March 31, 2016, Envestnet had $36.6 million in cash and cash equivalents, compared to $51.7 million at December 31, 2015.

Total debt was $292.8 million at March 31, 2016 including $2 million drawn on our $100 million revolving credit facility, compared to $290.8 million at December 31, 2015.

Outlook

The Company’s financial outlook for the second quarter ended June 30, 2016, and full year 2016 is summarized below:

In Millions Except Adjusted EPS	Q2 2016	FY 2016
AUM/A revenue	$ 84.0 - 85.0	-
Subcription and licensing revenue	47.0 - 48.5	-
Professional Services and other revenue	6.5 - 7.0	-
Adjusted Revenues(1)	137.5 - 140.5	$580 - 592
Cost of revenues	44.0 - 45.0	-

Adjusted EBITDA(1)	$ 20.0 - 21.0	$ 95 - 105
Diluted shares outstanding	44.0	-
Adjusted Net Income per Share(1)	$ 0.20 - 0.21	-

Conference Call

Envestnet will host a conference call to discuss first quarter 2016 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (888) 466-4462, or for international callers (719) 325-2458. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 4782611.  The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of unified wealth management technology and services to investment advisors. Our open-architecture platforms unify and fortify the wealth management process, delivering unparalleled flexibility, accuracy, performance, and value. Envestnet solutions enable the transformation of wealth management into a transparent, independent, objective, and fully-aligned standard of care, and empower advisors to deliver better outcomes.

Envestnet | Tamarac’s web-based platform for independent RIAs, Advisor® Xi, deeply unifies portfolio management, modeling, rebalancing, trading, billing, and reporting with a client portal and enterprise-level client relationship management (CRM) system.

Envestnet | Yodlee is a leading data aggregation and data analytics platform powering dynamic, cloud-based innovation for digital financial services. More than 1,000 companies, including 12 of the 20 largest U.S. banks and hundreds of Internet services companies, subscribe to the Envestnet | Yodlee platform to power personalized financial apps and services for millions of consumers. Envestnet | Yodlee solutions help transform the speed and delivery of financial innovation, improve digital customer experiences, and drive better outcomes for our clients and their customers.

(1) Non-GAAP Financial Measures

“Adjusted revenues” exclude the effect of purchase accounting on the fair value of acquired deferred revenue.  Under United States generally accepted accounting principles (GAAP), we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired.  Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, other loss and pre-tax loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, other loss and net loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The reconciling items, and resulting adjusted net income, are presented on a different basis than historically shown to eliminate the impact of quarterly volatility of the GAAP tax provision (benefit) on the Company’s adjusted earnings figures.

“Adjusted net income per share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures at the end of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook for the second quarter and full year of 2016, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, changes to the Company’s previously reported financial information as a result of political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 5, 2016 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$36,550	$51,718
Fees and other receivables, net	35,455	46,756
Prepaid expenses and other current assets	22,880	13,239
Total current assets	94,885	111,713

Property and equipment, net	27,122	28,681
Internally developed software, net	10,490	9,897
Intangible assets, net	286,174	292,675
Goodwill	426,695	421,273
Deferred tax assets, net	—	2,688
Other non-current assets	10,878	9,322
Total assets	$856,244	$876,249

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$61,360	$83,411
Accounts payable	10,441	10,420
Current portion of debt	8,064	6,064
Contingent consideration	5,190	2,537
Deferred revenue	17,576	15,089
Total current liabilities	102,631	117,521

Convertible notes	147,939	146,418
Term notes	136,819	138,335
Contingent consideration	894	1,506
Deferred revenue	14,628	14,378
Deferred rent and lease incentive	10,805	10,976
Deferred tax liabilities, net	911	—
Other non-current liabilities	6,706	6,288
Total liabilities	421,333	435,422

Redeemable units in ERS	900	900

Equity:
Stockholders’ equity	433,613	439,529
Non-controlling interest	398	398
Total liabilities and equity	$856,244	$876,249

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Revenues:
Assets under management or administration	$82,871	$81,077
Subscription and licensing	43,620	14,082
Professional services and other	5,330	1,295
Total revenues	131,821	96,454

Operating expenses:
Cost of revenues	40,158	38,695
Compensation and benefits	62,616	31,535
General and administration	25,727	14,209
Depreciation and amortization	16,080	5,333
Total operating expenses	144,581	89,772
Income (loss) from operations	(12,760)	6,682
Other income (expense)	(3,949)	(2,203)
Income (loss) before income tax provision (benefit)	(16,709)	4,479
Income tax provision (benefit)	(5,716)	1,968
Net income (loss)	(10,993)	2,511
Add: Net loss attributable to non-controlling interest	—	—
Net income (loss) attributable to Envestnet, Inc.	$(10,993)	$2,511

Net income (loss) per share attributable to Envestnet, Inc.:

Basic	$(0.26)	$0.07

Diluted	$(0.26)	$0.07

Weighted average common shares outstanding:
Basic	42,506,557	35,147,043

Diluted	42,506,557	37,316,934

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
OPERATING ACTIVITIES:
Net income (loss)	$(10,993)	$2,511
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	16,080	5,333
Deferred rent and lease incentive	(171)	168
Provision for doubtful accounts	23	—
Deferred income taxes	3,599	1,888
Stock-based compensation expense	11,615	3,419
Shortfall (excess tax benefits) from stock-based compensation expense	275	(11,468)
Non-cash interest expense	2,013	2,356
Accretion on contingent consideration	62	342
Fair market value adjustment on contingent consideration	50	(1,446)
Changes in operating assets and liabilities, net of acquisitions:
Fees and other receivables, net	11,278	(5,853)
Prepaid expenses and other current assets	(9,780)	(1,175)
Other non-current assets	(1,556)	(214)
Accrued expenses and other liabilities	(11,335)	(2,827)
Accounts payable	32	188
Deferred revenue	2,181	4,088
Other non-current liabilities	418	(58)
Net cash provided by (used in) operating activities	13,791	(2,748)

INVESTING ACTIVITIES:
Purchase of property and equipment	(1,811)	(2,058)
Capitalization of internally developed software	(1,388)	(1,132)
Purchase of ERS units	(1,500)	—
Acquisition of businesses, net of cash acquired	(18,125)	(2,641)
Net cash used in investing activities	(22,824)	(5,831)

FINANCING ACTIVITIES:
Proceeds from borrowings on revolving credit facility	15,000	—
Payments on revolving credit facility	(13,000)	—
Repayment of term notes	(2,000)	—
Proceeds from exercise of stock options	1,207	3,710
Excess tax benefits (shortfall) from stock-based compensation expense	(275)	11,468
Purchase of treasury stock for stock-based minimum tax withholdings	(7,071)	(6,441)
Issuance of restricted stock	4	2
Net cash provided by (used in) financing activities	(6,135)	8,739

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(15,168)	160

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	51,718	209,754

CASH AND CASH EQUIVALENTS, END OF PERIOD	$36,550	$209,914

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Revenues	$131,821	$96,454
Deferred revenue fair value adjustment	211	—
Adjusted revenues	$132,032	$96,454

Net income (loss)	$(10,993)	$2,511
Add (deduct):
Deferred revenue fair value adjustment	211	—
Interest income	(14)	(122)
Interest expense	4,092	2,356
Accretion on contingent consideration	62	342
Income tax provision (benefit)	(5,716)	1,968
Depreciation and amortization	16,080	5,333
Non-cash compensation expense	11,491	3,419
Restructuring charges and transaction costs	2,329	1,430
Severance	627	593
Fair market value adjustment on contingent consideration	50	(1,446)
Litigation related expense	499	—
Foreign currency and related hedging activity	(162)	—
Other loss	43	—
Pre-tax loss attributable to non-controlling interest	594	430
Adjusted EBITDA	$19,193	$16,814

Net income (loss)	$(10,993)	$2,511
Income tax provision (benefit) (1)	(5,716)	1,968
Income (loss) before income tax provision (benefit)	(16,709)	4,479
Add (deduct):
Deferred revenue fair value adjustment	211	—
Accretion on contingent consideration	62	342
Non-cash interest expense	2,013	1,539
Non-cash compensation expense	11,491	3,419
Restructuring charges and transaction costs	2,329	1,430
Severance	627	593
Amortization of acquired intangibles	11,926	3,138
Fair market value adjustment on contingent consideration	50	(1,446)
Litigation related expense	499	—
Foreign currency and related hedging activity	(162)	—
Other loss	43	—
Net loss attributable to non-controlling interest	594	430
Adjusted income before income tax effect	12,974	13,924
Income tax effect (2)	(5,190)	(5,570)
Adjusted net income	$7,784	$8,354

Basic number of weighted-average shares outstanding	42,506,557	35,147,043
Effect of dilutive shares:
Options to purchase common stock	1,209,397	1,988,124
Unvested restricted stock units	76,357	181,767
Diluted number of weighted-average shares outstanding	43,792,311	37,316,934

Adjusted net income per share - diluted	$0.18	$0.22

(1)  For the three months ended March 31, 2016 and March 31, 2015, the effective tax (benefit) rate computed in accordance with US GAAP equaled (34.2%) and 43.9%, respectively.

(2)  For both periods shown, an estimated normalized effective tax rate of 40% has been used to compute adjusted net income.

Note on Income Taxes: As of December 31, 2015, the Company had NOL carryforwards of $272,804 and $149,893 for federal and state income tax purposes, respectively, available to reduce future income subject to income taxes. As a result, the amount of actual cash taxes the Company pays for federal, state and foreign income taxes differs from the effective income tax rate computed in accordance with US GAAP, and from the normalized rate shown above. For the three months ended March 31, 2016, the Company received refunds, net of estimated taxes paid, of ($1,513). For the three months ended March 31, 2015, the Company paid estimated cash income taxes of $475.

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

Segment Information

(in thousands)

(unaudited)

	For the Three Months Ended March 31, 2016
	Envestnet	Envestnet | Yodlee	Non-Segment	Total

Revenues	$103,190	$28,631	$—	$131,821
Deferred revenue fair value adjustment	(11)	222	—	211
Adjusted revenues	$103,179	$28,853	$—	$132,032

Income (loss) from operations	$9,574	$(14,041)	$(8,293)	$(12,760)
Add (deduct):
Deferred revenue fair value adjustment	(11)	222	—	211
Accretion on contingent consideration	62	—	—	62
Depreciation and amortization	6,065	10,015	—	16,080
Non-cash compensation expense	3,215	6,025	2,251	11,491
Restructuring charges and transaction costs	87	4	2,238	2,329
Severance	—	309	318	627
Fair market value adjustment on contingent consideration	—	—	50	50
Litigation related expense	—	499	—	499
Other (income) loss	—	—	10	10
Pre-tax loss attributable to non-controlling interest	594	—	—	594
Adjusted EBITDA	$19,586	$3,033	$(3,426)	$19,193

	For the Three Months Ended March 31, 2015
	Envestnet	Envestnet | Yodlee	Non-Segment	Total

Revenues	$96,454	$—	$—	$96,454
Deferred revenue fair value adjustment	—	—	—	—
Adjusted revenues	$96,454	$—	$—	$96,454

Income (loss) from operations	$9,735	$—	$(3,053)	$6,682
Add (deduct):	—	—	—	—
Deferred revenue fair value adjustment	—	—	—	—
Accretion on contingent consideration	342	—	—	342
Depreciation and amortization	5,333	—	—	5,333
Non-cash compensation expense	3,121	—	298	3,419
Restructuring charges and transaction costs	—	—	1,430	1,430
Severance	593	—	—	593
Fair market value adjustment on contingent consideration	—	—	(1,446)	(1,446)
Litigation related expense	—	—	—	—
Other (income) loss	—	—	31	31
Other	—	—	—	—
Pre-tax loss attributable to non-controlling interest	430	—	—	430
Adjusted EBITDA	$19,554	$—	$(2,740)	$16,814

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except accounts and advisors)

(unaudited)

	As of
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016

Platform Assets
Assets Under Management (AUM)	$74,643	$75,922	$73,164	$92,559	$95,489
Assets Under Administration (AUA)	181,239	181,922	177,121	197,177	207,537
Subtotal AUM/A	255,882	257,844	250,285	289,736	303,026
Licensing	493,284	534,674	538,271	561,699	576,988
Total Platform Assets	$749,166	$792,518	$788,556	$851,435	$880,014

Platform Accounts
AUM	319,896	332,738	344,321	490,471	498,449
AUA	679,753	695,463	718,637	807,708	904,373
Subtotal AUM/A	999,649	1,028,201	1,062,958	1,298,179	1,402,822
Licensing	1,982,773	2,044,355	2,140,672	2,176,068	2,237,427
Total Platform Accounts	2,982,422	3,072,556	3,203,630	3,474,247	3,640,249

Advisors
AUM/A	29,023	29,541	30,177	33,775	35,718
Licensing	12,306	12,870	13,409	13,553	13,675
Total Advisors	41,329	42,411	43,586	47,328	49,393